                                                         [CELANESE LOGO OMITTED]

INVESTOR INFORMATION                                     Celanese Corporation
                                                         Investor Relations
                                                         1601 West LBJ Freeway
                                                         Dallas, TX 75234-6034

                                                         Mark Oberle
                                                         Phone: +1-972-443-4464
                                                         Fax: +1-972-332-9373
                                                         Mark.Oberle@celanese.com

CELANESE CORPORATION CONFIRMS THIRD QUARTER GUIDANCE;
RAISES FULL YEAR GUIDANCE RANGE FOR DILUTED ADJUSTED EPS TO $1.95 TO
$2.05 PER SHARE ON PROGRESS IN CELANESE AG SHARE OWNERSHIP

DALLAS, Texas, October 28, 2005 - Celanese Corporation today announced that third quarter diluted adjusted earnings will be within the company's guidance range of between $0.45 and $0.50 per share. The company also announced that it is raising full year 2005 guidance on diluted adjusted earnings per share from
$1.90 to $2.00 per share to $1.95 to $2.05 per share based on the benefits of the company's recently increased ownership of Celanese AG.

         The company reaffirmed its guidance for adjusted EBITDA of $240 million to $260 million for the third quarter and $1,060 million to $1,090 million for the full year.

         "In spite of the challenges of Hurricane Rita and higher raw material and energy costs, our businesses continue to perform within expectations," said
Weidman. "While our more specialty, downstream businesses will come under pressure in this environment, the company's rigorous focus on cost control and productivity improvement will help to maintain our projected earnings performance. We are raising our 2005 guidance to reflect the positive financial impact of the share purchase progress we have made with shareholders of Celanese
AG."

         The increased ownership of Celanese AG results in lower minority interest and a reduction in the quarterly charge for the guaranteed annual payment to Celanese AG shareholders. As a result of the agreement reached with two minority shareholders in August and the ongoing tender offer, Celanese
Corporation owned approximately 96% of Celanese AG's outstanding shares as of
September 30, 2005 and approximately 98% as of October 27, 2005. The company estimates the 2005 full year impact on diluted adjusted earnings per share to be between $0.04 and $0.08 per share.

         Due to a timing conflict with another chemical company, Celanese
Corporation has changed the time it will hold its third quarter conference call.
The conference call is now scheduled for 1 p.m., Eastern Time, instead of at 11
a.m., on Monday, November 7. The nine months ended September 30, 2005 and the third quarter results, which are not yet available, will be released on November
7 prior to the call.

ABOUT CELANESE

Celanese Corporation (NYSE:CE) is an integrated global producer of value-added industrial chemicals based in Dallas, Texas. The Company has four major businesses: Chemicals Products, Technical Polymers Ticona, Acetate Products and
Performance Products. Celanese has production plants in 13 countries in North
America, Europe and Asia. In 2004, Celanese Corporation and its predecessor had combined net sales of $5.1 billion. The presentation of combined net sales of
Celanese Corporation with its predecessor is not in accordance with U.S. GAAP.
For more information on Celanese Corporation including a reconciliation of the combined net sales, please visit the company's web site at www.celanese.com.

FORWARD-LOOKING STATEMENTS: This release may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "estimates," "expects,"
"anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release.
Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's filing with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no

obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP

This release reflects two performance measures, adjusted EBITDA, and diluted adjusted earnings per share as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for adjusted EBITDA is net earnings (loss);
and for diluted adjusted earnings per share is diluted earnings per share. For a reconciliation of these non-U.S. GAAP measures to U.S. GAAP figures, see the accompanying schedules to this release.

Use of Non-U.S. GAAP Financial Information

Adjusted EBITDA, a measure used by management to measure performance, is defined as earnings (loss) from continuing operations, plus interest expense net of interest income, income taxes and depreciation and amortization, and further adjusted for certain cash and non-cash charges. Our management believes adjusted
EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, adjusted EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants. Diluted adjusted earnings per share is defined as net earnings available to common shareholders adjusted for special and one-time expenses divided by the number of common shares outstanding as of the end of the previously reported period and assuming conversion of all preferred shares into common stock and dilution from the exercise of options under the treasury stock method under FAS 128. We believe that the presentation of all of the non-U.S.
GAAP information provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This
non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.

GUIDANCE DILUTED ADJUSTED EPS
                                                           Q3 2005 MID-       Q3 2005 MID-      FY 2005 MID-       FY 2005 MID-

                                                         POINT GUIDANCE     POINT GUIDANCE    POINT GUIDANCE     POINT GUIDANCE
in $ millions, except for share and per share data          DILUTED EPS   DILUTED ADJ. EPS       DILUTED EPS   DILUTED ADJ. EPS
======================================================= ================ ==================  ================ ==================

NET EARNINGS FOR DILUTED EPS                                         48                 48               134                134
------------------------------------------------------------------------ ------------------  ---------------- ------------------
Special charges and inventory purchase accounting
    adjustments                                                                         30
Special charges, inventory purchase accounting
    adjustments, monitor fee, refinancing costs and
    non-operating foreign exchange position                                                                                 218
Tax rate differential                                                                    3                                  (19)
------------------------------------------------------------------------ ------------------  ---------------- ------------------
NET EARNINGS FOR DILUTED EPS                                         48                 81               134                333
======================================================================== ==================  ================ ==================

DILUTED SHARES (THOUSANDS)
Weighted average shares outstanding                             158,530            158,530           158,530            158,530
Conversion of Preferred Shares                                   12,000             12,000            12,000             12,000
Assumed conversion of stock options                                   -                  -                 -                  -
------------------------------------------------------------------------ ------------------  ---------------- ------------------
Total diluted shares                                            170,530            170,530           170,530            170,530
-------------------------------------------------------------------------------------------  -----------------------------------
DILUTED EPS                                                        0.28               0.47              0.79               1.95
======================================================================== ==================  ================ ==================
IMPACT OF INCREASED CELANESE AG OWNERSHIP:
Impact in Other income/expense                                                                          0.02               0.02
Impact on Minority interest                                                                             0.03               0.03
-------------------------------------------------------------------------------------------  -----------------------------------
REVISED FULL YEAR GUIDANCE                                                                              0.84               2.00
================================================================================================================================

         GUIDANCE ADJUSTED EBITDA -- MIDPOINT
                                                                                GUIDANCE      GUIDANCE

         in $ millions                                                           Q3 2005       FY 2005
         ==============================================================================================

         Net earnings (loss)                                                          48           134
         (Earnings) loss from discontinued operations                                 -             -
         Interest expense                                                             90           412
         Interest income                                                              (5)          (34)
         Income tax provision (benefit)                                               32           105
         Depreciation and amortization                                                66           252
         -------------------------------------------------------------------------------- -------------
         EBITDA                                                                      231           869

         Adjustments:
         Cash dividends received in excess of equity in net earnings
               of affiliates                                                          (7)           (4)
         Special charges                                                              15           105
         Other unusual items and adjustments *                                        11           105
         ----------------------------------------------------------------------------------------------
         ADJUSTED EBITDA                                                             250         1,075
         ==============================================================================================

*Primarily includes the following:

Excess of minority interest income over cash dividends paid to minority shareholders

Severance and other restructuring charges not included in special charges

Cash interest income used by captive insurance subsidiaries to fund operations

Unusual and non-recurring items

Advisor monitoring fee